Exhibit 10.3

PROMISSORY NOTE

$1,500,000	March 4, 2019

For value received, FreshRealm, LLC, a Delaware limited liability company, with offices at 34 N. Palm Street, Suite 100, Ventura, California 93001 (“Borrower”), promises to pay to the order of Calavo Growers, Inc., with offices at 1141-A Cummings Road, Santa Paula, CA 93060 (“Lender”), or at such place as the holder hereof may hereafter from time to time designate in writing, the principal sum of One Million, Five Hundred Thousand Dollars ($1,500,000), together with interest as specified below, upon the terms and conditions set forth herein.

DEFINITIONS

As used herein:

“Final Maturity Date” means  October 31, 2019, subject to extension as described below.

“Interest Commencement Date” means  the date hereof.

INTEREST.

Interest shall accrue on the principal balance of this Note from the Interest Commencement Date until this Note is fully paid at the rate of ten percent (10%) per annum or such higher rate as may be determined pursuant to this Note. Accrued but unpaid interest shall be due and payable on the Final Maturity Date. In addition, upon the occurrence of any event of the type specified in the “Default” paragraph below and thereafter until each such event has been cured or waived to the written satisfaction of Lender, the outstanding principal balance of this Note shall bear interest at an annual rate equal to the sum of (i) the interest rate otherwise in effect with respect to such outstanding principal, and (ii) 400 basis points (4.00%) per annum, or such lower rate as is the highest rate allowable by law (it being understood that the accrual of interest at the rate set forth in this sentence shall not be deemed a waiver or excuse of any such event).

PAYMENT OF PRINCIPAL.

Borrower may prepay this Note at any time without prepayment penalty or premium.

The entire remaining principal balance of this Note shall be due and payable and paid in full on the Final Maturity Date;  provided, however, that at its sole and absolute discretion, Lender may elect to extend the Final Maturity Date in writing until November 1, 2020, with interest continuing to accrue at the rate described above.

APPLICATION OF PAYMENTS.

All payments hereunder shall be first applied to accrued but unpaid interest hereunder, and the remainder, if any, shall be applied to the principal balance of this Note.

DEFAULT.

If Borrower fails to make any payment when due in accordance with the terms of this Note; or if Borrower breaches any other provision of this Note or any related document; or if a garnishment, summons or a writ of attachment is issued against or served upon Lender for the attachment of any property of Borrower or any indebtedness owing to Borrower; or if Borrower is or becomes insolvent (however defined), is dissolved or liquidated or goes out of business; then the holder hereof may, at such holder’s option, by notice in writing to

Borrower declare this Note to be immediately due and payable, whereupon the principal balance of this Note and all interest thereon shall be immediately due and payable without further notice or demand.

The principal balance of this Note and all interest thereon shall become automatically due and payable without notice or demand if a petition is filed by or against Borrower under the United States Bankruptcy Code.

ADDITIONAL COVENANTS.

Without Lender’s prior written consent, Borrower shall not, and shall not permit any wholly-owned subsidiary of Borrower to, (i) incur any indebtedness or other obligation (except (A) the indebtedness evidenced by this Note and (B) trade payables arising in the ordinary course of business), (ii) grant any lien or security interest on any of its property, (iii) sell all or any substantial part of its assets, or (iv) merge or consolidate with any other entity.

In addition, Borrower shall not pay any dividend or other amount on account of any equity interest of Borrower, including any dividend or distribution in respect thereof or any payment in purchase, redemption, retirement or other acquisition thereof.

COLLECTION COSTS.

Borrower shall pay all costs of collection, including reasonable attorneys’ fees and legal expenses, if this Note is not paid when due, whether or not legal proceedings are commenced.

GOVERNING LAW.

This Note shall be construed under the internal law of the State of California and any applicable federal laws.  Time is of the essence in the payment of this Note.

UNCONDITIONAL OBLIGATION.

All payments under this Note shall be made without setoff, counterclaim or deduction of any kind including, without limitation, for any applicable taxes.  Any amount owing by Borrower to Lender shall not be reduced in any way by any outstanding obligations of Lender to Borrower, whether such obligations are monetary or otherwise.

NOTICES.

All notices, requests, demands and other communications provided for hereunder shall be in writing and, if to Borrower, mailed or delivered to it, addressed to it at the address specified on page one of this Note, or if to Lender, mailed or delivered to it, addressed to the address of Lender specified on page one of this Note; or, in each case, at such other address as may hereafter be designated by the applicable party in a notice to the other party complying with this paragraph.  All notices, statements, requests, demands and other communications provided for hereunder shall be sent by US Mail, registered or certified mail, or reputable overnight delivery service, with postage prepaid, and shall be deemed to be given or made when received.

BINDING EFFECT.

The execution, delivery and performance of this Note has been duly authorized by all requisite company actions of Borrower.  This Note shall be binding upon Borrower and its successors, assigns and legal representatives, and shall inure to the benefit of Lender and its heirs, legal representatives, successors, endorsees and assigns.

AMENDMENTS.

Any amendment hereof must be in writing and signed by the party against whom enforcement is sought.  Unenforceability of any provision hereof shall not affect the enforceability of any other provision.  A photographic or other reproduction of this Note may be made by Lender, and any such reproduction shall be admissible in evidence with the same effect as the original itself in any judicial or administrative proceeding, whether or not the original is in existence.

NO WAIVER.

No acceptance of one or more late or partial payments, or delay or omission on the part of any holder hereof in exercising any right or remedy hereunder, shall operate as a waiver of any right or remedy under this Note.  A waiver on any one occasion shall not be construed as a waiver of any right or remedy on any future occasion.

WAIVERS.

All makers, endorsers, sureties and accommodation parties hereby waive presentment, dishonor, notice of dishonor and protest, and consent to any and all extensions, renewals, substitutions and alterations of any of the terms of this Note and any other documents related hereto and to the release of or failure by Lender to exercise any rights against any party liable for or any property securing payment thereof.

JURY TRIAL; JURISDICTION.

TO THE EXTENT PERMITTED BY APPLICABLE LAW, BORROWER HEREBY IRREVOCABLY WAIVES ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF, BASED ON OR PERTAINING TO THIS NOTE OR ANY OTHER RELATED DOCUMENT. FOR BORROWER AND ITS PROPERTY, BORROWER IRREVOCABLY AND UNCONDITIONALLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF CALIFORNIA SITTING IN VENTURA COUNTY AND OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF CALIFORNIA (AND ANY APPELLATE COURT FROM SUCH COURTS) IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS NOTE. BORROWER HEREBY WAIVES ANY OBJECTION TO THE VENUE OF ANY SUCH SUIT OR ANY SUCH COURT OR THAT SUCH SUIT IS BROUGHT IN AN INCONVENIENT COURT.

[Signature page follows]

BORROWER:

FRESHREALM, LLC

By:	/s/: Michael R. Lippol
Michael R. Lippold
Chief Executive Officer

LENDER:

CALAVO GROWERS, INC.

By:	/s/: Lee Cole
Lee Cole
Chief Executive Officer